UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2001

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	States of Incorporation	I.R.S. Employer I.D. Number
1-16163	WGL Holdings, Inc. 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
1-1483	Washington Gas Light Company 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report:    None

Item 5. Other Events

As previously reported, on February 17, 2000, the District of Columbia's Office of the People's Counsel (OPC) filed a complaint with the Public Service Commission of the District of Columbia (PSC of DC) requesting an investigation into the rates and charges of Washington Gas Light Company (Washington Gas), the regulated utility subsidiary of WGL Holdings, Inc. The complaint alleged that: 1) Washington Gas earned an actual return on equity that was significantly higher than authorized by the PSC of DC; and 2) the return on equity that the PSC of DC authorized Washington Gas to earn is higher than is appropriate, given current economic conditions.

On February 28, 2000, Washington Gas requested the PSC of DC to dismiss the OPC complaint chiefly on the grounds that the OPC's analysis of Washington Gas's rates was substantively flawed.

On March 21, 2001, PSC of DC issued an Order granting the OPC's request to initiate an investigation into the reasonableness of Washington Gas's base rates. The PSC of DC's Order required Washington Gas to file base rate information no later than ninety (90) days from March 21, 2001. The PSC of DC's Order did not set a schedule to issue a final order on Washington Gas's rates.

On June 19, 2001, Washington Gas filed an application with the PSC of DC to increase rates in the District of Columbia. The request seeks to increase overall annual revenues in the District of Columbia by approximately $16.3 million, or 6.8 percent, based on proposed a return on equity of 12.25 percent. Revenue from District of Columbia operations represents approximately 20% of total utility revenue for Washington Gas.Additionally, Washington Gas is proposing an incentive rate plan. The proposed incentive rate plan includes a 50/50 sharing between customers and Washington Gas of weather-normalized District of Columbia regulated earnings above or below a 200 basis point earnings band around the PSC of DC's authorized return on equity. The incentive rate plan proposes continuing the existing mechanisms for recovery of the actual cost of natural gas incurred by Washington Gas.

WGL Holdings, Inc. and Washington Gas cannot predict the ultimate outcome of its application and the related investigation that the PSC of DC has ordered. However, WGL Holdings, Inc. and Washington Gas do not believe that the outcome of this application and investigation will have an effect on their earnings during fiscal year 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         WGL Holdings, Inc.
                                                                                      and
                                                                     Washington Gas Light Company
                                                                                 (Registrants)

Date    June 19, 2001                                           /s/ Robert E. Tuoriniemi
                                                                                   Robert E. Tuoriniemi
                                                                                          Controller
                                                                                 (Principal Accounting Officer)